MEME COINS INC., a Controlled Subsidiary of DOGP, to Acquire 2 Billion DOG Tokens from Tipestry

DOGP Holdings Set to Double to 4.02 Billion DOG

MESQUITE, NV, June 25, 2025 (GLOBE NEWSWIRE) -- Denver, CO — MEME COINS INC., a Colorado corporation and controlled subsidiary of Dogecoin Cash Inc. (OTC: DOGP), has entered into a definitive agreement with Tipestry, Inc. to acquire 2,000,000,000 Dogecoin Cash (DOG) tokens. Upon closing, Dogecoin Cash Inc. (DOGP), together with its subsidiaries, will beneficially hold approximately 4.02 billion DOG tokens, effectively doubling its aggregate DOG holdings - with zero dilution to DOGP.

The DOG tokens are slated for delivery to MEME COINS INC.’s designated wallet address:
0xC0766D4650Dc6CAF39c32629b1F6D198ADB336AA

In exchange for the assets acquired, MEME will issue 250,000 shares of its Preferred Stock, each with a par value of $20.00, to Tipestry, Inc. The shares will be issued in book-entry form upon closing and will constitute a non-controlling equity interest in MEME. MEME will remain a wholly controlled subsidiary of Dogecoin Cash Inc. (DOGP), which holds 100% of MEME’s outstanding common stock.

Following the completion of the transaction, Dogecoin Cash Inc. (DOGP), together with its subsidiaries, will beneficially hold in excess of 4 billion DOG tokens. This accumulation represents a strategic digital asset position within the Company’s consolidated holdings and supports its ongoing participation in the DOG blockchain ecosystem.

The agreement includes standard legal provisions and representations and is governed by Colorado law. Any disputes will be resolved by binding arbitration through the American Arbitration Association (AAA).

For more information about Dogecoin Cash, Inc. and MEME COINS Inc. visit https://www.cbds.com

About MEME COINS INC.
MEME COINS INC. is DOGP’s meme-forward operations arm, blending Web3 development, asset accumulation, and digital culture into scalable crypto strategies. Think of it as a protocol with personality.

About Dogecoin Cash, Inc. (DOGP)
Dogecoin Cash, Inc. (OTCQB: DOGP) is a publicly traded company that owns and operates PrestoDoctor, a trusted leader in medical cannabis telemedicine. DOGP holds the first patented cannabis strain, Ecuadorian Sativa aka “CTA”, and a patented cannabis lozenge for treatment of hypertension. DOGP engages in cannabis product development and licensing, as well as blockchain innovation. The company is actively engaged in leveraging emerging digital assets, decentralized finance (DeFi) solutions, and blockchain technology to enhance its offerings and create new market opportunities.

Core Business Segments
DOGP focuses on cannabis telemedicine, developing and commercializing cannabis-based products, including CBD-infused wellness solutions, consumer goods, and pharmaceutical-grade formulations. The company seeks to expand its product portfolio through strategic licensing agreements, research partnerships, and acquisitions in the cannabis industry.

Blockchain and Digital Asset Expansion:
Recognizing the growing importance of blockchain technology and DeFi, CBDS explores innovative applications in tokenization, smart contracts, and decentralized finance protocols.

The company is developing blockchain-powered solutions aimed at enhancing transparency, security, and efficiency in cannabis supply chains and financial transactions.

As part of its digital asset strategy, Dogecoin Cash, Inc.continues to assess potential utility tokens, NFTs, and other crypto-related ventures that align with its long-term vision.

Strategic Growth Initiatives
Acquisitions & Partnerships: Dogecoin Cash, Inc. actively seeks strategic mergers, acquisitions, and joint ventures to expand its influence in both the cannabis and blockchain industries.

Regulatory Compliance & Innovation: The company remains committed to operating within regulatory frameworks while leveraging emerging technologies to drive efficiency and growth.

Market Expansion & Investor Relations: Dogecoin Cash, Inc. aims to broaden its investor base and enhance shareholder value by expanding market penetration and diversifying revenue streams.

As the cannabis and blockchain markets continue to evolve, Dogecoin Cash, Inc. positions itself as a forward-thinking company, bridging the gap between natural wellness and decentralized finance. The company's long-term vision involves leveraging blockchain for real-world applications, including traceability in the cannabis industry, DeFi lending solutions, and digital payment integrations.

For the latest updates and investor details, visit www.cbds.com. For information on risks and uncertainties, please refer to Dogecoin Cash, Inc.'s SEC filings.

Forward-Looking Statements
Certain statements contained in this press release may constitute "forward-looking statements." Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as may be disclosed in the Company's filings. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors, including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release, and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release. Such forward-looking statements are risks that are detailed on the Company's website and filings. This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those projected. For a detailed discussion of these risks and uncertainties, please refer to Dogecoin Cash, Inc.'s filings with the SEC.

Contact Information: info@cbds.com info@dogecoincashinc.com